Exhibit 99.1

LECG Corporation Reports Third Quarter 2008 Results

Fee-Based Revenues Were $83.2 Million; EPS Was $0.08

Emeryville, CA, October 27, 2008 – LECG Corporation (NasdaqGS:XPRT), a global expert services firm, today reported financial results for the third quarter and nine months ended September 30, 2008. LECG also announced today the appointment of Richard Boulton, head of LECG’s FAS segment, to its board of directors, and the addition of two new experts, Paul O’Rourke and Kathryn Holliday.

"Our third quarter revenue performance was lower due to challenging economic conditions; however, we remain committed to our strategic plan and are more excited than ever about our future opportunities,” commented Michael Jeffery, LECG chief executive officer.  “We are increasingly involved in the mounting opportunities related to the current financial and economic crises and we continue to attract top talent as we add expertise in key disciplines and geographies, improving our position for longer-term growth.”

Third Quarter 2008 Financial Results

Third quarter 2008 revenues decreased 11.2 percent to $86.1 million compared with $96.9 million in the third quarter of 2007, and decreased 3.4 percent from second quarter 2008 revenues of $89.1 million. Net fee-based revenues were $83.2 million in the third quarter 2008 and $92.1 million in the prior year period, a decrease of 9.7 percent year over year. Net fee-based revenues decreased 2.6 percent from $85.4 million in the second quarter of 2008.

Third quarter 2008 net income was $2.0 million or $0.08 per diluted share, compared with $6.5 million, or $0.26 per diluted share in the third quarter of 2007, and $2.6 million or $0.10 per diluted share in the second quarter of 2008. Results for the third quarter of 2008 reflect two non-operational items -- a $0.5 million benefit from the reversal of restructuring charges and a $0.6 million charge from market fluctuations in deferred compensation plan investments.

Adjusted EBITDA from continuing operations for the third quarter of 2008 was $4.9 million, a 61.1 percent decrease from $12.6 million for the third quarter 2007 and a 19.7 percent decrease from $6.1 million for the second quarter 2008.

Third Quarter 2008 Segment Results

Economics Services

LECG's economics services segment is composed of the company's global competition, securities, regulated industries, and labor sectors. Economics revenues were $37.4 million in the third quarter of 2008, representing 43.5 percent of total revenues. Net fee-based revenues for the segment were $36.7 million in the quarter, down $1.0 million from the second quarter of 2008 primarily due to a decrease in the global competition and labor sectors. Economics gross profit was $12.9 million, or 47.2 percent of total gross profit in the quarter. The direct profit margin improved 80 basis points from the second quarter, to 35.8 percent. Professional staff utilization was up 70 basis points at 78.2 percent.

Finance and Accounting Services (FAS)

LECG's FAS segment is composed of the company's forensic accounting, intellectual property, health care, higher education, international FAS, financial services, and electronic discovery sectors. FAS revenues were $48.6 million in the third quarter of 2008, or 56.5 percent of total revenues. Net fee-based revenues for the segment were $46.6 million in the quarter, down $1.1 million from the second quarter of 2008 primarily due to a slowdown in the forensic accounting and international FAS sectors, partially offset by strength in the financial services and intellectual property sectors. FAS gross profit was $14.5 million, or 52.8 percent of total gross profit in the quarter. The direct profit margin decreased 20 basis points from the second quarter, to 31.2 percent. Professional staff utilization decreased 220 basis points to 72.9 percent.

Nine Month Financial Results

Revenues for the nine months ended September 30, 2008 decreased 5.9 percent to $265.6 million from $282.2 million for the same period in 2007. Net fee-based revenues decreased 4.6 percent year over year.

Net income for the nine months ended September 30, 2008 was $8.6 million, 38.6 percent lower than net income of $14.0 million reported for the same period last year. Diluted earnings per share for the first nine months of 2008 was $0.34, compared with diluted earnings per share of $0.55 for the same period a year ago. Adjusted earnings from continuing operations per diluted share was $0.35 for the first nine months of 2008, compared with diluted earnings per share of $0.62 for the first nine months of 2007.

Adjusted EBITDA from continuing operations for the nine months ended September 30, 2008 was $19.6 million, a 39.1 percent decrease from adjusted EBITDA from continuing operations of $32.2 million for the same period of 2007.

Conference Call Webcast Information

LECG Corporation will host a conference call and live webcast to discuss these results at 5:00 p.m. Eastern time today. The webcast will be accessible through the investor relations section of the company's website, www.lecg.com. A replay of the call will be available on the company's website two hours after completion of the live broadcast.

About LECG

LECG, a global expert services and consulting firm, with more than 800 experts and professionals in 33 offices around the world, provides independent expert testimony, original authoritative studies, and strategic advisory and financial advisory services to clients including Fortune Global 500 corporations, major law firms, and local, state, and federal governments and agencies worldwide. LECG's highly credentialed experts and professional staff conduct economic and financial analyses to provide objective opinions and advice regarding complex disputes and to inform legislative, judicial, regulatory, and business decision makers. LECG's experts are renowned academics, former senior government officials, experienced industry leaders, and seasoned consultants. NasdaqGS:XPRT

Statements in this press release concerning the future business, operating and financial condition of the company, including expectations regarding revenues and net income for the fourth quarter and subsequent periods, and statements using the terms "believes," "expects," "will," "could," "plans," "anticipates," "estimates," "predicts," "intends," "potential," "continue," "should," "may," or the negative of these terms or similar expressions are "forward looking" statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based upon management's current expectations. These statements are subject to risks and uncertainties that may cause actual results to differ materially from those expectations. Risks that may effect actual performance include dependence on key personnel, the cost and contribution of acquisitions, risks inherent in international operations, management of professional staff, dependence on growth of the company's service offerings, the company's ability to integrate new experts successfully, intense competition, and potential professional liability. Statements in this press release concerning historical segment revenue, costs of services and other operational data have been recast as if the current management and reporting structure had been in place since the beginning of all periods presented. Since the Company historically measured its business performance at a consolidated entity level and made resource allocations differently under that structure, the recast of historical segment information is not intended to represent the actual results that would have been achieved if these business segments had been managed under the new structure since the beginning of the period presented, or to be an indication of future results. Further information on these and other potential risk factors that could affect the company's financial results is included in the company's filings with the Securities and Exchange Commission. The company undertakes no obligation to update any of its forward looking statements after the date of this press release.

LECG CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2007	2008	2007
Fee-based revenues, net	$83,221	$92,104	$255,751	$268,103
Reimbursable revenues	2,829	4,770	9,880	14,095
Revenues	86,050	96,874	265,631	282,198
Direct costs	55,581	59,132	169,929	176,069
Reimbursable costs	3,058	4,739	10,069	14,044
Cost of services	58,639	63,871	179,998	190,113
Gross profit	27,411	33,003	85,633	92,085
Operating expenses:
General and administrative expenses	21,831	20,300	65,297	63,636
Depreciation and amortization	1,498	1,764	4,459	5,439
Operating income	4,082	10,939	15,877	23,010
Interest and other expense, net	725	145	1,416	361
Income from continuing operations before income taxes	3,357	10,794	14,461	22,649
Income tax provision	1,362	4,441	5,870	9,241
Income from continuing operations	1,995	6,353	8,591	13,408
Income from operations of discontinued subsidiary, net of income taxes	-	187	-	618
Net income	$1,995	$6,540	$8,591	$14,026

Basic earnings per share:
Income from continuing operations	$0.08	$0.25	$0.34	$0.54
Income from operations of discontinued subsidiary	-	0.01	-	0.02
Basic earnings per share	$0.08	$0.26	$0.34	$0.56

Diluted earnings per share:
Income from continuing operations	$0.08	$0.25	$0.34	$0.53
Income from operations of discontinued subsidiary	-	0.01	-	0.02
Diluted earnings per share	$0.08	$0.26	$0.34	$0.55

Shares used in calculating earnings per share
Basic	25,340	25,205	25,316	25,060
Diluted	25,526	25,570	25,528	25,511

LECG CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

Assets	September 30, 2008	December 31, 2007
Current assets:
Cash and cash equivalents	$12,305	$21,602
Accounts receivable, net of allowance of $958 and $866	109,988	103,444
Prepaid expenses	6,919	6,156
Deferred tax assets, net	11,159	12,301
Signing, retention and performance bonuses - current portion	14,911	16,162
Income taxes receivable	4,395	2,674
Other current assets	2,393	2,310
Note receivable - current portion	511	490
Total current assets	162,581	165,139
Property and equipment, net	11,179	12,586
Goodwill	114,135	106,813
Other intangible assets, net	8,607	9,696
Signing, retention and performance bonuses - long-term	39,397	45,523
Deferred compensation plan assets	12,394	15,599
Note receivable - long-term	2,090	2,510
Other long-term assets	5,225	1,453
Total assets	$355,608	$359,319

Liabilities and stockholders' equity
Current liabilities:
Accrued compensation	$48,196	$64,577
Accounts payable and other accrued liabilities	10,661	7,856
Payable for business acquisitions - current	4,254	2,750
Deferred revenue	3,075	2,989
Total current liabilities	66,186	78,172
Payable for business acquisitions - long-term	1,055	-
Deferred compensation plan obligations	11,315	15,133
Deferred tax liabilities	4,505	4,505
Deferred rent	7,156	7,718
Other long-term liabilities	400	301
Total liabilities	90,617	105,829

Commitments and contingencies	-	-

Stockholders' equity
Common stock, $.001 par value, 200,000,000 shares authorized, 25,554,228 and 25,444,678 shares outstanding at September 30, 2008 and December 31, 2007, respectively	26	25
Additional paid-in capital	170,343	166,325
Accumulated other comprehensive income	1,362	2,471
Retained earnings	93,260	84,669
Total stockholders' equity	264,991	253,490
Total liabilities and stockholders' equity	$355,608	$359,319

LECG CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Nine months
	ended September 30,
	2008	2007
Cash flows from operating activities
Net income	$8,591	$14,026
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Bad debt expense	99	141
Depreciation and amortization of property and equipment	3,370	3,512
Amortization of intangible assets	1,089	1,942
Amortization of signing, retention and performance bonuses	12,391	8,633
Equity-based compensation	4,900	4,367
Excess tax benefits from equity-based compensation	(40)	(1,199)
Non cash restructuring charges	-	2,433
Other	58	(35)
Changes in assets and liabilities:
Accounts receivable	(8,422)	(11,924)
Signing, retention and performance bonuses paid	(14,983)	(19,864)
Prepaid and other current assets	401	(1,769)
Accounts payable and other accrued liabilities	3,022	(983)
Income taxes	(1,550)	4,961
Accrued compensation	(6,838)	1,820
Deferred revenue	258	507
Deferred compensation plan assets, net of liabilities	(613)	(1,165)
Deferred rent	(668)	(15)
Other assets	(3,913)	452
Other liabilities	282	112
Net cash (used in) provided by operating activities	(2,566)	5,952
Cash flows from investing activities
Business acquisitions, net of acquired cash and earn out payments	(4,736)	(19,183)
Purchase of property and equipment	(2,156)	(3,313)
Proceeds from note receivable	399	-
Other	(46)	7
Net cash used in investing activities	(6,539)	(22,489)
Cash flows from financing activities
Borrowings under revolving credit facility	55,000	10,000
Repayments under revolving credit facility	(55,000)	(10,000)
Proceeds from exercise of stock options	43	1,806
Excess tax benefits from equity-based compensation	40	1,199
Proceeds from issuance of stock - employee stock purchase plan	66	110
Other	-	59
Net cash provided by financing activities	149	3,174
Effect of exchange rates on changes in cash	(341)	422
Decrease in cash and cash equivalents	(9,297)	(12,941)
Cash and cash equivalents, beginning of year	21,602	26,489
Cash and cash equivalents, end of period	$12,305	$13,548
Supplemental disclosure
Cash paid for interest	$381	$230
Cash paid for income taxes	$7,327	$3,878

LECG CORPORATION
SEGMENT OPERATING RESULTS
($ in thousands, except rate amounts)
(unaudited)

	Three months ended September 30,
	2008			2007
	Economics	Finance and Accounting	Total	Economics	Finance and Accounting	Total
Fee-based revenues, net	$36,658	$46,563	$83,221	$41,040	$51,064	$92,104
Reimbursable revenues	745	2,084	2,829	1,360	3,410	4,770
Revenues	$37,403	$48,647	$86,050	$42,400	$54,474	$96,874

Direct costs, less restructuring charges	$23,525	$32,056	$55,581	$27,331	$31,801	$59,132
Restructuring charges	-	-	-	-	-	-
Reimbursable costs	945	2,113	3,058	1,368	3,371	4,739
Gross profit	$12,933	$14,478	$27,411	$13,701	$19,302	$33,003

Direct profit margin (1)	35.8%	31.2%	33.2%	33.4%	37.7%	35.8%
Gross margin	34.6%	29.8%	31.9%	32.3%	35.4%	34.1%

Operating statistics
Paid days	66	66	66	65	65	65
Billable headcount, period end	298	503	801	315	547	862
Billable headcount, period average	296	490	786	314	562	876
Billable FTEs, period average (2)	241	379	620	281	447	728
Average billable rate	$358	$319	$335	$337	$292	$310
Paid utilization rate of billable FTEs (3)	80.6%	73.0%	75.9%	83.4%	75.2%	78.4%

Expert headcount, period end	121	208	329	122	194	316
Expert FTEs, period average (2)	64	110	174	90	117	207
Jr/SR staff paid utilization rate (3)	78.2%	72.9%	75.0%	80.0%	74.0%	76.2%

	Nine months ended September 30,
	2008			2007
	Economics	Finance and Accounting	Total	Economics	Finance and Accounting	Total
Fee-based revenues, net	$114,280	$141,471	$255,751	$116,197	$151,906	$268,103
Reimbursable revenues	3,558	6,322	9,880	4,272	9,823	14,095
Revenues	$117,838	$147,793	$265,631	$120,469	$161,729	$282,198

Direct costs, less restructuring charges	$74,557	$95,372	$169,929	$77,810	$95,185	$172,995
Restructuring charges	-	-	-	200	2,874	3,074
Reimbursable costs	3,818	6,251	10,069	4,234	9,810	14,044
Gross profit	$39,463	$46,170	$85,633	$38,225	$53,860	$92,085

Direct profit margin (1)	34.8%	32.6%	33.6%	33.0%	37.3%	35.5%
Gross margin	33.5%	31.2%	32.2%	31.7%	33.3%	32.6%

Operating statistics
Paid days	195	195	195	195	195	195
Billable headcount, period end	298	503	801	315	547	862
Billable headcount, period average	301	486	786	314	618	932
Billable FTEs, period average (2)	250	387	637	273	484	757
Average billable rate	$364	$320	$338	$337	$285	$305
Paid utilization rate of billable FTEs (3)	80.5%	73.3%	76.1%	81.0%	70.7%	74.4%

Expert headcount, period end	121	208	329	122	194	316
Expert FTEs, period average (2)	68	112	180	89	120	209
Jr/SR staff paid utilization rate (3)	77.7%	72.1%	74.3%	77.4%	68.7%	71.7%

(1)	Fee-based revenues, net less direct costs before restructuring charges as a percentage of fee-based revenues, net.
(2)
Full Time Equivalents (FTEs) are calculated by dividing actual total paid hours in the period by the number of paid days in the period times eight hours per day, assuming a forty-hour work week or 2,080 paid hours per year.

(3)
Paid utilization rate is calculated by dividing the actual number of billed hours in the period by the actual number of paid hours in the period, assuming a forty-hour work week or 2,080 paid hours per year.

LECG CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
($ in thousands, except per share data)

	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2007	2008	2007
Fee-based revenues, net	$83,221	$92,104	$255,751	$268,103

Direct costs	55,581	59,132	169,929	176,069

Adjustment to direct costs of services
Restructuring charges	-	-	-	(3,074)

Direct profit	$27,640	$32,972	$85,822	$95,108
Direct profit margin (4)	33.2%	35.8%	33.6%	35.5%

	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2007	2008	2007
Net income	$1,995	$6,540	$8,591	$14,026
Income from operations of discontinued subsidiary, net of income taxes	-	(187)	-	(618)
Income from continuing operations	1,995	6,353	8,591	13,408

Adjustments to net income
Deferred compensation plan	577	100	998	162
Restructuring charges (benefit)	(500)	-	(500)	3,946
Income tax provision (5)	(31)	(41)	(202)	(1,664)

Adjusted income from continuing operations (6)	$2,041	$6,412	$8,887	$15,852

Adjusted income from continuing operations per diluted share (6)	$0.08	$0.25	$0.35	$0.62

Shares used in calculating earnings per share
Diluted	25,526	25,570	25,528	25,511

	Three months ended		Nine months ended
	September 30,		September 30,
	2008	2007	2008	2007

Net income	$1,995	$6,540	$8,591	$14,026
Income from operations of discontinued subsidiary, net of income taxes	-	(187)	-	(618)
Income from continuing operations	1,995	6,353	8,591	13,408

Income tax provision	1,362	4,441	5,870	9,241
Interest expense, net	9	(24)	184	(24)
Depreciation and amortization	1,498	1,764	4,459	5,439
EBITDA from continuing operations (7)	4,864	12,534	19,104	28,064

Adjustments to EBITDA from continuing operations
Deferred compensation plan	577	100	998	162
Restructuring charges (benefit)	(500)	-	(500)	3,946

Adjusted EBITDA from continuing operations (7)	$4,941	$12,634	$19,602	$32,172

(4)	Fee-based revenues, net less direct costs before restructuring charges as a percentage of fee-based revenues, net.
(5)	Assumes a 40.6% and 40.5% tax rate in the quarter and nine months ended September 30, 2008 and 2007, respectively.
(6)
Adjusted income from continuing operations and adjusted income from continuing operations per diluted share are non-GAAP financial measures. Adjusted income from continuing operations excludes restructuring charges relating to the implementation of the 2007 value recovery plan and charges related to market fluctuations in the value of deferred compensation plan investments.  Adjusted income from continuing operations per diluted share is calculated using adjusted income from continuing operations divided by diluted shares. The Company regards adjusted income from continuing operations and adjusted income from continuing operations per diluted share as useful measures of financial performance of the business. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. This measure, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.

(7)
EBITDA from continuing operations and Adjusted EBITDA from continuing operations are non-GAAP financial measures.  EBITDA from continuing operations is defined as income from continuing operations before provision for income tax, interest, and depreciation and amortization. Adjusted EBITDA from continuing operations excludes restructuring charges relating to implementation of the 2007 value recovery plan and charges related to market fluctuations in the value of deferred compensation plan investments. The Company regards EBITDA from continuing operations and Adjusted EBITDA from continuing operations as useful measures of financial performance of the business. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. This measure, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.

Investor Contacts
Steven R. Fife
Chief Financial Officer
510-985-6700

Brooke Deterline
Investor Relations
415-775-1788
investor@lecg.com